Exhibit 99.1

Solar Senior Capital Announces June 30, 2012 Financial Results; Declares 9.5% Increase in Monthly Dividend to $0.115 per Share for August 2012

NEW YORK--(BUSINESS WIRE)--July 31, 2012--Solar Senior Capital Ltd. (NASDAQ: SUNS), today reported earnings of $3.6 million, or $0.38 per share, and net investment income of $3.4 million, or $0.36 per share, for the quarter ended June 30, 2012. Net asset value (NAV) per share increased to $18.54, from $18.15 at December 31, 2011.

The Company also announced that its Board of Directors has declared a monthly dividend of $0.115 per share for August 2012, which will be payable on September 5, 2012 to stockholders of record on August 23, 2012. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the 2012 calendar year.

Balance Sheet Highlights ($ in millions, except per share amounts)
	June 30, 2012	December 31, 2011

Investment Portfolio	$222.1	$177.7
Total Assets	$227.6	$187.4
Net Assets	$176.1	$172.4
NAV per share	$18.54	$18.15

Weighted Average Yield on Fair Value	8.0%	8.5%

Income Highlights ($ in thousands, except per share amounts)

	For the quarter ended June 30, 2012	For the six months ended June 30, 2012
Investment Income	$5,599	$9,508
Net Investment Income	$3,441	$6,067
Net Realized/Unrealized Gain	$192	$3,283
Net Income	$3,633	$9,350

NII per share	$0.36	$0.64
Dividends Paid per share	$0.30	$0.60

“Our second quarter results reflect continued success in leveraging our origination platform to source attractive middle market senior secured loans and to further diversify our portfolio across a broader number of positions and industry groups,” said Michael Gross, Chairman and CEO of Solar Senior Capital. “The portfolio is 100% performing and the weighted average yield is 8.0% at current fair value. Continued growth in our net investment income allowed us to increase the monthly dividend since quarter end by 15% to 11.5 cents per share. NII per share exceeded dividends paid in the current quarter and year to date. We believe that we are on course to further increase our monthly dividend as we continue to grow the portfolio to our target leverage level.”

Portfolio and Investment Activity

During the quarter ended June 30, 2012, we invested $68.5 million across six new portfolio companies and four existing portfolio companies. Year to date, we have invested $108.8 million. We received proceeds of $53.4 million from repayments in the second quarter, which included approximately $34 million from the full redemption of two portfolio investments. In addition, we received approximately $7 million in proceeds from the sale of two loans during the second quarter at prices in excess of cost. For the six month period ended June 30, 2012, we received proceeds of $66.5 million in repayments and sales.

The fair value weighted average yield on income producing investments in our portfolio was approximately 8.0% as of June 30, 2012.

At June 30, 2012, we had investments in debt securities of 29 portfolio companies across 18 industry groups, totaling approximately $222.1 million. The portfolio was comprised of approximately 97% senior secured loans and 3% unsecured debt. As of June 30, 2012, there were no assets on non-accrual.

Results of Operations

SUNS generated investment income of approximately $5.6 million for the second quarter and approximately $9.5 million for the six months ended June 30, 2012. The increase in investment income was primarily attributable to interest earned on a larger investment portfolio. Net investment income was approximately $3.4 million or $0.36 per share for the second quarter and approximately $6.1 million or $0.64 per share for the six months ended June 30, 2012.

During the second quarter of 2012 and for the six months ended June 30, 2012, we had net realized and unrealized gains of $0.2 million and $3.3 million respectively.

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Wednesday, August 1, 2012. All interested parties may participate in the conference call by dialing (866) 510-0676 approximately 5-10 minutes prior to the call. International callers should dial (617) 597-5361. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 55205473 when prompted. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, an archived replay of the call will be available approximately one hour after the end of the conference through August 17, 2012 to domestic callers by dialing (888) 286-8010 and to international callers by dialing (617) 801-6888. For all replays, please reference passcode 23086902. An archived replay will also be available on the webcast link located on the home page of our website.

Financial Statements and Tables

SOLAR SENIOR CAPITAL LTD. STATEMENT OF ASSETS AND LIABILITIES (in thousands, except shares)

	June 30, 2012
	(unaudited)	December 31, 2011
Assets
Non-controlled, non-affiliated investments, at fair value (cost: $221,511 and $180,023, respectively)	$222,119	$177,749
Cash and cash equivalents	4,033	2,934
Receivable for investments sold	83	4,931
Interest receivable	1,322	1,687
Deferred offering costs	66	-
Prepaid expenses and other receivables	25	94
Total Assets	227,648	187,395

Liabilities
Credit facility payable, at fair value	44,900	8,600
Payable for investments purchased	3,918	4,912
Dividends payable	950	-
Investment advisory and management fee payable	540	944
Accrued performance-based incentive fees	499	-
Administrative service fees payable	308	141
Other accrued expenses and payables	436	363
Total Liabilities	51,551	14,960

Net Assets
Common stock, par value $0.01 per share 9,500,100 shares issued and outstanding, 200,000,000 authorized	95	95
Paid-in capital in excess of par	177,827	177,815
Distributions in excess of net investment income	(2,258)	(2,625)
Accumulated net realized loss on investments	(175)	(576)
Net unrealized appreciation (depreciation) on investments	608	(2,274)
Total Net Assets	$176,097	$172,435

Number of shares outstanding	9,500,100	9,500,100
Net Asset Value Per Share	$18.54	$18.15

SOLAR SENIOR CAPITAL LTD. STATEMENT OF OPERATIONS (unaudited) (in thousands, except shares)

	For the three months ended June 30, 2012	For the three months ended June 30, 2011	For the six months ended June 30, 2012	For the period January 28, 2011(1) to June 30, 2011
INVESTMENT INCOME:
Interest income from non-controlled, non-affiliated investments	$5,599	$1,405	$9,508	$1,462

EXPENSES:
Investment advisory and management fees	543	156	1,041	156
Interest and other credit facility expenses	447	-	692	-
Performance-based incentive fees	451	36	499	64
Administrative service fee	326	92	490	119
Insurance expense	100	99	199	141
Other general and administrative expenses	291	228	520	308
Total expenses	2,158	611	3,441	788
Net investment income	3,441	794	6,067	674

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on non-controlled, non-affiliated investments	359	-	401	-
Net change in unrealized gain (loss) on non-controlled, non- affiliated investments	(167)	180	2,882	318

Net realized and unrealized gain on investments	192	180	3,283	318

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$3,633	$974	$9,350	$992

Earnings per share	$0.38	$0.10	$0.98	$0.13

(1) Commencement of operations

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien, unitranche, and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Richard Pivirotto, 212-994-8543